CONFLICT MINERALS REPORT

MERIT MEDICAL SYSTEMS, INC.
YEAR ENDED DECEMBER 31, 2021

This Conflict Minerals Report (this “Report”) for the year ended December 31, 2021, is presented by Merit Medical Systems, Inc. (“Merit”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

Company Overview

Merit is a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, primarily in cardiology, radiology, oncology, critical care and endoscopy. Merit’s mission is to be the most customer-focused company in healthcare. Merit designs, develops, manufactures, and markets innovative medical products that offer a high level of quality, value and safety to its customers, as well as the patients they serve.

Merit’s products are used in the following clinical areas: diagnostic and interventional cardiology; interventional radiology; neurointerventional radiology; vascular, general and thoracic surgery; electrophysiology; cardiac rhythm management; interventional pulmonology; interventional nephrology; orthopedic spine surgery; interventional oncology; breast cancer surgery; pain management; outpatient access centers; intensive care; computed tomography; ultrasound; and interventional gastroenterology.

Merit maintains a diverse, multi-campus manufacturing footprint in North America, Europe, and Asia with a true global distribution network focused on delivering our products and technologies to our customers.

Due DILIGENCE

Merit determined that some of its products were likely to contain 3TG due to the anticipated presence of such minerals in certain products manufactured by or for Merit or in parts or materials obtained from suppliers.

Merit has conducted a good faith and reasonable country of origin inquiry regarding the origin of the 3TG necessary for the functionality or production of products manufactured, or contracted to be manufactured, by or for Merit. The reasonable country of origin inquiry consisted of a survey of supply-chain suppliers of metal parts or materials necessary for the functionality or production of products manufactured by or for Merit. As a purchaser, Merit is several steps removed in the supply chain from the actual mining of and processing of minerals that are in the purchased materials used for its products. Given the complexity of its supply chain, Merit relies on its suppliers to provide information relevant to the origin of the 3TG contained in purchased materials supplied to it, including sources of 3TG that are supplied to them in earlier stages of the supply chain. A large number of Merit’s suppliers and their suppliers are not subject to Securities and Exchange Commission (“SEC”) regulations; therefore, its ability to obtain information responsive to the Rule’s requirements is subject to the cooperation of these suppliers.

Merit utilized the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, to the extent practicable and reasonable given Merit’s particular supply chain and industry. Merit sought to identify the originating smelter or refinery for 3TG in an attempt to discover whether or not the smelter or refinery had been determined to be conflict-free by existing industry and/or trade association programs.

For the 2021 reporting year, Merit surveyed its suppliers with an 71% response rate. Merit did additional work in the past year to narrow its “in scope” number of suppliers subject to the survey, and expects its greater scrutiny of the supply chain will result in improved response rates and more meaningful diligence in the years to come.

Results

Of the suppliers that responded to Merit’s survey questionnaire, the vast majority responded that their products, parts, or processes either did not contain 3TG or that any 3TG contained in their products, parts, or processes did not originate in the Democratic Republic of the Congo or adjoining countries. A significant majority of Merit’s suppliers that reported the presence of 3TG identified the smelter facilities providing such minerals as being “conflict free,” as determined by programs such as the Conflict Free Smelter Program of the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative or that the supply of 3TG originated from scrap or recycled sources. A small number of suppliers responded that their smelters confirmed sourcing from the Democratic Republic of the Congo or adjoining countries, but these suppliers were unable to confirm that the smelters were conflict-free. Because not all of Merit’s suppliers adequately responded to Merit’s multiple inquiries, Merit has been unable to determine the precise origin of some of the 3TG minerals contained in or utilized in the manufacture of such products for the year ended December 31, 2021.

Based on Merit’s due diligence efforts, Merit does not have sufficient information to conclusively determine all of the smelters or the countries of origin for the 3TG minerals in all of Merit’s products.

Independent Audit

This Report has not been subject to an independent private sector audit, in recognition of the final judgment by the District Court for the District of Columbia in National Association of Manufacturers, et. al. v. Securities and Exchange Commission, et. al., No. 13-CF-000635 (D.D.C. Apr. 3, 2017), and regulatory guidance provided by the SEC on remand. Moreover, pursuant to the SEC rule and SEC staff guidance, because Merit does not affirmatively label its products as “DRC conflict free,” it is not required to obtain an independent private-sector audit (IPSA) and include the audit report as part of a conflict minerals report.

Policies Applicable to Conflict minerals

As part of its due diligence efforts, Merit also has developed a Conflict Minerals Policy (available at http://www.merit.com/about/conflict-minerals-policy/) and a Code of Conduct for Suppliers (available at http://www.merit.com/about/code-of-conduct-for-suppliers/). The Code of Conduct for Suppliers was recently updated to include important expectations in the area of Corporate Social Responsibility (CSR), particularly labor standards. These two documents outline the expectations Merit has for its suppliers, as well as steps Merit may choose to take for any non-compliance by its suppliers with the Policy or Code of Conduct.

Steps to be Taken in 2022

Merit plans to continue to improve its due diligence process in 2022 to further mitigate the risk that the necessary 3TG in Merit’s products does not finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries. These improvements include:

●	Continuing to strengthen engagement with relevant suppliers, including modifying its due diligence system and supplier database to ensure that its communications are focused on those suppliers most likely to provide Merit with the subject 3TG metals in question.

●	Assigning additional resources in its Corporate Social Responsibility (CSR) program, which should benefit its due diligence under both the US conflict minerals regulation as well as the European Union conflict minerals requirements.
●	Adopting new systems and technologies to enhance Merit’s scrutiny of its supply chain, including the assignment of resources from Merit’s Procurement and Operations teams to improve the vetting and monitoring of Merit’s suppliers.
●	Adapting to new and different supplier due diligence and sourcing strategies in the wake of the COVID-19 pandemic.
●	Continuing to provide feedback to suppliers regarding inadequate reporting or completion of the CMRT assessment.

APPENDIX 1

Known Smelters and Locations

MINERAL	SMELTER OR REFINER NAME	COUNTRY
Gold	8853 S.p.A.	Italy
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Abington Reldan Metals, LLC	United States of America
Tungsten	ACL Metais Eireli	Brazil
Gold	Advanced Chemical Company	United States of America
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Gold	Alexy Metals	United States of America
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Alpha	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Tungsten	Artek LLC	Russian Federation
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany

Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tin	Chengfeng Metals Co Pte Ltd	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Tungsten	China Molybdenum Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold	Chugai Mining	Japan
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cookson	Switzerland
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tungsten	Cronimet Brasil Ltda	Brazil
Tin	CV Venus Inti Perkasa	Indonesia
Tantalum	D Block Metals, LLC	United States of America
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Gold	Dowa	Japan
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia (Plurinational State Of)
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Tin	Estanho de Rondonia S.A.	Brazil
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	China
Gold	Fujairah Gold FZC	United Arab Emirates
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States of America
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tungsten	GEM Co., Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tungsten	Global Tungsten & Powders Corp.	United States of America
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Tungsten	GTP	United States of America
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Tungsten	Hydrometallurg, JSC	Russian Federation
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Gold	Johnson Matthey Inc. (USA)	United States of America
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Tantalum	KEMET Blue Metals	Mexico
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Gold	Kennecott Utah Copper LLC	United States of America
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Tantalum	LSM Brasil S.A.	Brazil
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Tin	Luna Smelter, Ltd.	Rwanda
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Gold	Marsam Metals	Brazil
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Tin	Melt Metais e Ligas S.A.	Brazil
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Tin	Metallic Resources, Inc.	United States of America
Gold	Metallix Refining Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Tungsten	Moliren Ltd.	Russian Federation
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Gold	NH Recytech Company	Korea, Republic of
Tungsten	Niagara Refining LLC	United States of America

Gold	Nihon Material Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tantalum	NPM Silmet AS	Estonia
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Gold	Planta Recuperadora de Metales SpA	Chile
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tantalum	PRG Dooel	North Macedonia
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Prima Timah Utama	Indonesia

Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States of America
Tantalum	QuantumClean	United States of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Tin	Resind Industria e Comercio Ltda.	Brazil
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan, Province of China
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czechia
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Smelter Not Listed	Australia
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tin	Soft Metais Ltda.	Brazil
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Tin	Super Ligas	Brazil
Gold	T.C.A S.p.A	Italy
Tantalum	Taki Chemical Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tantalum	Telex Metals	United States of America
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	Thaisarco	Thailand
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	Umicore Precious Metals Refining Hoboken	Belgium
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Tungsten	Unecha Refractory metals plant	Russian Federation

Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Value Trading	Belgium
Tin	VQB Mineral and Trading Group JSC	Vietnam
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Gold	WIELAND Edelmetalle GmbH	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Gold	Yamakin Co., Ltd.	Japan
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China